EXHIBIT III

                               TCM GROUP AGREEMENT

            THIS TCM GROUP AGREEMENT (the "Agreement") is made this 7th day of July, 1999, by and among Telcom-XM Investors, L.L.C., a Delaware limited liability company ("Telcom"), Columbia XM Radio Partners, LLC, a Virginia limited liability company ("Columbia"), Madison Dearborn Capital Partners III, L.P., a Delaware limited partnership ("MDCP"), Madison Dearborn Special Equity III, L.P., a Delaware limited partnership ("MDSE") and Special Advisors Fund I, LLC, a Delaware limited liability company ("SAFI", and together with MDCP and MDSE, "Madison"), each of Telcom, Columbia and Madison a "Party" and collectively, the "Parties" or the "TCM Group". For all purposes of this TCM Group Agreement, Madison shall be regarded and shall collectively have the rights of one "Party".

                                 R E C I T A L S

            WHEREAS, pursuant to that certain Note Purchase Agreement, dated as of June 7, 1999, between XM Satellite Radio Holdings Inc., a Delaware corporation ("XM"), each of the Parties and the other parties named therein (the "Note Purchase Agreement"), each of the Parties has agreed to purchase certain Series A Subordinated Convertible Notes ("Notes") to be issued by XM, which Notes are convertible into shares of the Common Stock of XM ("XM Stock" and collectively with the Notes, "XM Securities");

            WHEREAS, each of the Parties shall, at the closing of the Note Purchase Agreement, enter into a Shareholders Agreement, in a form substantially similar to Exhibit A hereto, by and among XM, each of the Parties and the other parties named therein (the "Shareholders Agreement") setting forth certain rights and obligations of the TCM Group, the other purchasers of Notes and XM;

            WHEREAS, each of the Parties shall also, at the closing of the Note Purchase Agreement, enter into a Registration Rights Agreement, in a form substantially similar to Exhibit B hereto, by and among XM, each of the Parties and the other parties named therein (the "Registration Rights Agreement") setting forth certain rights and obligations of the TCM Group, the other purchasers of Notes and XM with respect to the XM Securities;

            WHEREAS, the Parties wish to set forth the procedures which will govern the exercise of the rights granted to the TCM Group in each of the Registration Rights Agreement and the Shareholders Agreement;

            WHEREAS, each of the Parties has, simultaneously with the execution of this Agreement, entered into the Limited Liability Company Agreement of TCM, LLC (the "LLC Agreement") pursuant to which each of the Parties has become a member of TCM, LLC, a Delaware limited liability company (the "LLC");

            WHEREAS, the Parties, as members of the LLC have consented to the LLC's entry into an Operational Assistance Agreement with XM (the "XM Agreement") pursuant to which the LLC will have a strategic business relationship with XM and shall have the right, so long as the TCM group, in the aggregate, maintains a five percent level of ownership of XM Securities, to utilize certain "bandwidth" (as defined in the XM Agreement") licensed to XM for commercial purposes;

            NOW, THEREFORE, in consideration of the terms and conditions herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

            1. Defined Terms. Capitalized terms used herein and not otherwise defined shall have the respective meanings provided therefor in the Note Purchase Agreement, the Shareholders Agreement or the Registration Rights Agreement, as applicable.

            2. Registration Rights Agreement.

            a) Actions Requiring Majority Approval. The Parties shall each make good faith efforts to reach unanimous decisions relating to the exercise by the TCM Group (or any of the Parties) of any of the following rights granted to the TCM Group in the Registration Rights Agreement. Notwithstanding the immediately preceding sentence, the exercise of such rights, in the absence of such a unanimous decision by the Parties, shall only require the prior written consent of Parties holding a majority in interest of XM Securities:

                  (i) the exercise of the Demand Registration rights provided for in Section 2.1 of the Registration Rights Agreement; or

                  (ii) except as set forth in Section 2(c) below, the taking of any material actions or decisions (e.g. selection of underwriters) under the Registration Rights Agreement.

            b) Expenses. Any expenses to be borne by the TCM Group pursuant to the Registration Rights Agreement shall be shared equally by each of the Parties.

            c) Discretionary Actions. Any Party may, on its own and in its own discretion, take any of the following actions or exercise any of the following rights granted to it as a member of the TCM Group under the Registration Rights Agreement:


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

            (i) register any of its Registrable Securities pursuant to the Shelf Registration provisions set forth in Section 2.2 of the Registration Rights Agreement; or

            (ii) register any of its Registrable Securities pursuant to the Piggyback Registration rights provisions set forth in Section
                  2.3 of the Registration Rights Agreement.

            3. Shareholders Agreement.

            a) XM Board Member Selection. The Parties shall each make good faith efforts to select, by a unanimous written consent, one individual to be their representative on the XM Board of Directors pursuant to Section 5.1 of the Shareholders Agreement (the "TCM Group Director"). Notwithstanding the preceding sentence, in the absence of such a unanimous decision, the Parties holding a majority in interest of XM Securities may, by written consent, select the TCM Group Director.

            b) Initial Director. The Parties hereby select Dr. Rajendra Singh as the initial TCM Group Director.

            c) Removal/Successor Directors. Removal of the TCM Group Director and appointment of successor TCM Group Directors shall require the approval of Parties holding a majority in interest of XM Securities.

            4. Transfers of XM Securities. In each case subject to the applicable provisions of the Shareholders Agreement, each Party may transfer all or part of its holdings of XM Securities, provided, however, that:

            a) any transfer or assignment to an affiliate is permitted so long as such affiliate agrees to join this Agreement as a Party;

            b) subject to clause (a) above, each transferee, successor or assign of any XM Securities shall agree to be bound by and to comply with the terms of this TCM Group Agreement and shall document such agreement by executing a counterpart of this Agreement prior to such transfer (however, the failure of any such transferee to so execute this Agreement shall not act as a waiver of the effects of this Section 4);

            c) in the event any Party (a "Selling Party") intends to make a transfer or assignment of XM Securities which would bring the TCM Group's (in the aggregate) ownership of XM Securities below a 6% equity interest level (on a fully diluted and as-converted basis) such Selling Party shall, prior to effecting any such transfer, deliver or mail by certified mail or overnight courier a written notice ("Right of First Offer Notice") to each other Party stating its bona fide intention to sell, transfer or assign some or all of its XM Securities (the "Offered Securities") and agrees to negotiate in good faith with each other Party for a period of 30 days following the date of such Right of First Offer Notice (the


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

      "Exclusivity Period"), whereby each other Party (each a "Buying Party") shall be given the first exclusive and irrevocable option (but not the obligation) to purchase any or all of the Offered Securities; provided that if there is more than one Buying Party, no Buying Party may purchase more than its proportionate share (based on the number (or principal amount) of XM Securities held by all Buying Parties) of the XM Securities so offered unless one or more or the other Buying Parties elects to purchase less than its proportionate share of the Offered Securities;

            d) if the Selling Party does not agree to accept any offers (or there are not offers made with respect to all of the Offered Securities) made by the Buying Parties (each and any such offer, a "Purchase Offer") prior to the expiration of the Exclusivity Period, the Selling Party shall, for a period of 60 days from the expiration of the Exclusivity Period (the "Sale Period"), be permitted to sell any Offered Securities not subject an accepted Purchase Offer to a third-party buyer for a purchase price or other consideration not equal to or lower than the highest Purchaser Offer for any of the Offered Securities and on terms and conditions no more favorable to such third-party buyer than those set forth in the highest Purchaser Offer;

            e) if Purchase Offers for all of the Offered Securities are accepted by the Selling Party, the sale of such Offered Securities shall be closed at a time and location mutually acceptable to the Selling Party and the Buying Parties, but in no event later than thirty days following the expiration of the Exclusivity Period;

            f) the Selling Party shall, at the earliest of (x) the closing of any sale of Offered Securities to a third party and (y) the expiration of the Sale Period, sell to each Buying Party from which it accepted a Purchase Offer the Offered Securities subject to such Purchase Offer;

            g) any Offered Securities not subject to an accepted Purchase Offer and not sold to a third party or a Buying Purchaser prior to the expiration of the Sale Period shall become subject again to the provisions of Sections 4(c)-(f) hereof and any future offer of such Offered Securities or any other XM Securities held by the Selling Party shall be made pursuant to such provisions;

            h) each Party shall, upon any attempted transfer or assignment by another Party of any of its holdings of XM Securities in contravention of this Agreement, have the right to take appropriate legal action, including, but not limited to seeking an injunction or the imposition of other equitable remedies, in order to enforce the terms of this Agreement.

            5. Notices. Notices hereunder shall be sent by certified mail, return receipt requested, hand delivery or facsimile transmission (promptly followed by certified mail) or overnight courier as follows:

            To:   Telcom-XM Investors, L.L.C.
                  211 N. Union Street, Suite 300


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

                  Alexandria, VA 22314
                  Fax: 703-706-3837
                  Attn: President and General Counsel

                  with a copy to:

                  Dewey Ballantine LLP
                  1301 Avenue of the Americas
                  New York, NY 10019
                  Fax: 212-259-6333
                  Attn: William J. Phillips, Esq.

            To:   Columbia XM Radio Partners, LLC
                  201 North Union Street, Suite 300
                  Alexandria, VA 22314
                  Fax: 703-519-3904
                  Attn: James B. Fleming

                  with a copy to:

                  Edwards & Angell, LLP
                  101 Federal Street
                  Boston, MA 02110
                  Fax: 617-439-4170
                  Attn: Stephen O. Meredith, Esq.

            To :  Madison Dearborn Capital Partners III, L.P.
                  Madison Dearborn Special Equity III, L.P.
                  Special Advisors Fund I, LLP
                  Three First National Plaza
                  Chicago, IL 60602
                  Fax: 312-895-1225
                  Attn: James M. Perry, Jr.

                  with a copy to:

                  Edwards & Angell, LLP
                  101 Federal Street
                  Boston, MA 02110
                  Fax: 617-439-4170
                  Attn: Stephen O. Meredith, Esq.

            6. Cumulative Remedies. The rights and remedies provided by this Agreement are cumulative and the use of any one right or remedy by any party shall not preclude or waive its right to use any or all other remedies. Said rights and remedies are given in addition to any other rights the parties may have by law, statute, ordinance or otherwise.


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

            7. Binding Effect. This Agreement shall be binding upon and inure to the benefit of all of the Parties and, to the extent permitted by this Agreement, their successors, legal representatives and assigns.

            8. Interpretation. Throughout this Agreement, nouns, pronouns and verbs shall be construed as masculine, feminine, neuter, singular or plural, whichever shall be applicable. All references herein to "Sections" and clauses shall refer to corresponding provisions of this Agreement unless specified otherwise in a particular instance.

            9. Severability. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision were omitted. If any provision of this Agreement shall be declared by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced in whole or in part, such provision shall be interpreted so as to remain enforceable to the maximum extent permissible consistent with applicable law and the remaining conditions and provisions or portions thereof shall nevertheless remain in full force and effect and enforceable to the extent they are valid, legal and enforceable, and no provisions shall be deemed dependent upon any other covenant or provision unless so expressed herein.

            10. Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if all parties hereto had signed the same document. All counterparts shall be construed together and shall constitute one instrument.

            11. Entire Agreement. This Agreement, along with the Shareholders Agreement and the Registration Rights Agreement, constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.

            12. Governing Law. This Agreement and the rights of the parties hereunder shall be interpreted in accordance with the laws of the State of New York, and all rights and remedies shall be governed by such laws.

            13. Amendments and Waivers. Any term of this Agreement may be amended, and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of each of the Parties.

            14. Specific Performance. Each Party, in addition to being entitled to exercise all rights provided herein or granted by law, will be entitled to specific performance of its rights under this Agreement. Each Party agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

            15. Choice of Forum; Jury Trial Waiver. IN THE EVENT THAT A JUDICIAL PROCEEDING IS NECESSARY, THE SOLE FORUM FOR RESOLVING DISPUTES ARISING OUT OF OR RELATING TO THIS AGREEMENT IS THE


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

SUPREME COURT OF THE STATE OF NEW YORK IN AND FOR THE COUNTY OF NEW YORK OR THE FEDERAL COURTS LOCATED IN SUCH STATE AND COUNTY, AND RELATED APPELLATE COURTS. THE PARTIES HEREBY IRREVOCABLY CONSENT TO THE JURISDICTION OF SUCH COURTS AND AGREE TO SAID VENUE.

            THE PARTIES HEREBY IRREVOCABLY WAIVE ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.


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

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the date first above written.

                    TELCOM-XM INVESTORS, L.L.C.

                    By: /s/ Rahul Prakash
                       -------------------------------------
                       Name:  Rahul Prakash
                       Title: President


                    COLUMBIA XM RADIO PARTNERS, LLC
                    By Columbia Capital LLC, its Managing Member

                    By: James B. Fleming, Jr.
                       -------------------------------------
                       Name:  James B. Fleming, Jr.
                       Title: Managing Member


                    MADISON DEARBORN CAPITAL PARTNERS III, L.P.
                    By: Madison Dearborn Partners III, L.P., its general partner
                    By: Madison Dearborn Partners LLC, its general partner


                    By: /s/ James N. Perry, Jr.
                       -------------------------------------
                       Name: James N. Perry, Jr.
                       Title: Managing Director


                    MADISON DEARBORN SPECIAL EQUITY III, L.P.
                    By: Madison Dearborn Partners III, L.P., its general partner
                    By: Madison Dearborn Partners LLC, its general partner

                    By: /s/ James N. Perry, Jr.
                       -------------------------------------
                       Name: James N. Perry, Jr.
                       Title: Managing Director


                    SPECIAL ADVISORS FUND I, LLC
                    By: Madison Dearborn Partners III, L.P., its manager
                    By: Madison Dearborn Partners LLC, its general partner

                    By: /s/ James N. Perry, Jr.
                       -------------------------------------
                       Name: James N. Perry, Jr.
                       Title: Managing Director


                                     EIII-8

                                    EXHIBIT A

                      ATTACH FORM OF SHAREHOLDERS AGREEMENT


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

                                    EXHIBIT B

                  ATTACH FORM OF REGISTRATION RIGHTS AGREEMENT


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